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                                   EXHIBIT 21
                                  SUBSIDIARIES


       NAME OF CORPORATION                              STATE OF INCORPORATION
Advocat Ancillary Services, Inc.                                Tennessee
Advocat Distribution Services, Inc.                             Tennessee
Advocat Finance, Inc.                                            Delaware
Diversicare Afton Oaks, LLC                                      Delaware
Diversicare Assisted Living Services, Inc.                      Tennessee
Diversicare Assisted Living Services NC, LLC                    Tennessee
Diversicare Assisted Living Services NC I, LLC                   Delaware
Diversicare Assisted Living Services NC II, LLC                  Delaware
Diversicare Canada Management Services Co., Inc.             Ontario, Canada
Diversicare General Partner, Inc.                                 Texas
Diversicare Good Samaritan, LLC                                  Delaware
Diversicare Leasing Corp.                                       Tennessee
Diversicare Leasing Corp. of Alabama                             Alabama
Diversicare Management Services Co.                             Tennessee
Diversicare Pinedale, LLC                                        Delaware
Diversicare Windsor House, LLC                                   Delaware
First American Health Care, Inc.                                 Alabama
Senior Care Florida Leasing, LLC                                 Delaware
Senior Care Cedar Hills, LLC                                     Delaware
Senior Care Golfcrest, LLC                                       Delaware
Senior Care Golfview, LLC                                        Delaware
Senior Care Southern Pines, LLC                                  Delaware
Sterling Health Care Management, Inc.                            Kentucky




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